UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 14, 2026

Seer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39747	82-1153150
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3800 Bridge Parkway, Suite 102

Redwood City, California 94065

(Address of principal executive offices, including zip code)

650-453-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEER	The NASDAQ Global Select Market
Indicate by check mark whether
Preferred Stock Purchase Rights	N/A	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2026, David Horn resigned as the President, Chief Financial Officer and Treasurer of Seer, Inc. (the “Company”) to pursue other interests, effective as of October 1, 2026. Mr. Horn’s resignation is not the result of any disagreement with the Company related to its operations. The Company thanks Mr. Horn for his dedication over many years of service to the Company.

The Company has offered to extend the post-termination exercise period of all of Mr. Horn’s options to purchase shares of the Company’s Class A common stock, to the extent vested and exercisable at the time of his resignation’s effectiveness, until one year following Mr. Horn’s last day of service to the Company, subject to earlier expiration or termination in accordance with the applicable Company equity plan, and subject to Mr. Horn executing and not revoking a separation and release agreement with the Company.

In connection with Mr. Horn’s resignation, on September 17, 2026, the Board appointed Omid Farokhzad, M.D. to the office of President of the Company, in addition to his current positions as Chief Executive Officer and Chair of the Board, and Charles Endweiss, Vice President, Financial Planning & Analysis of the Company as Treasurer of the Company, each effective as of October 1, 2026. Mr. Endweiss will also serve as the principal financial officer and principal accounting officer of the Company as such terms are used for purposes of the rules and regulations of the Securities and Exchange Commission.

Charles Endweiss, age 49, has served as the Company’s Vice President, Financial Planning & Analysis since January 2021. Prior to joining the Company, Mr. Endweiss served as Head of Business Operations, Oral Health at Carbon, a provider of end-to-end digital 3D printing and manufacturing platform, from August 2017 to January 2021. Earlier in his career, Mr. Endweiss held a range of accounting, finance, and business operations positions at various technology companies. He holds a B.A. in Business from the University of Illinois, Urbana-Champaign and an M.B.A. from Santa Clara University.

Mr. Endweiss entered into an indemnification agreement on the Company’s standard form, a copy of which was filed as Exhibit 10.1 to the Company’s registration statement on Form S-1 (File No. 333-250035) on November 12, 2020.

Dr. Farokhzad and Mr. Endweiss are each continuing under the terms of their existing compensation arrangements with the Company. There are no arrangements or understandings between Mr. Endweiss and any other persons in connection with Mr. Endweiss’ appointment as the principal financial officer and principal accounting officer. Mr. Endweiss does not have any family relationships with any directors or officers of the Company. Mr. Endweiss is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEER, INC.

Date: September 18, 2026

	By:	/s/ Omid Farokhzad
Omid Farokhzad, M.D. Chief Executive Officer